As filed with the Securities and Exchange Commission on March 31, 2009

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERRILL LYNCH & CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	13-2740599
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4 World Financial Center

New York, New York 10080

(212) 449-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward P. O’Keefe

General Counsel

Merrill Lynch & Co., Inc.

4 World Financial Center

New York, New York 10080

(212) 449-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

BOYD C. CAMPBELL, JR. McGuireWoods LLP 201 North Tryon Street Charlotte, North Carolina 28202	Copies to:	JAMES R. TANENBAUM Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Debt Securities	(1)(2)

(1)	This Registration Statement relates to an indeterminate amount of the Registrant’s debt securities that previously were registered and sold under the following Registration Statements and that may be offered and sold on an ongoing basis in market-making transactions by affiliates of Merrill Lynch & Co., Inc., including Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC: 333-132911; 333-122639; 333-109802; 333-105098; 333-97937; 333-83374; 333-59997; 333-52822; 333-44173; 333-38792; and 33-27512. All such market-making transactions with respect to these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.
(2)	Pursuant to Rule 457(q) under the Securities Act of 1933, no filing fee is required for the registration of an indeterminate amount of securities to be offered in market-making transactions by affiliates of the Registrant as described in Note (1) above.

Explanatory Note

The content of this registration statement is intended for use by affiliates of Merrill Lynch & Co., Inc., including Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC, in connection with offers and sales related to secondary market transactions in debt securities previously registered by Merrill Lynch & Co., Inc. under the Securities Act of 1933, as amended. This market maker prospectus is in addition to, and not in substitution for, the original prospectuses relating to securities offered hereby, which are on file with the Securities and Exchange Commission.

P R O S P E C T U S

Merrill Lynch & Co., Inc.

Debt Securities

Affiliates of Merrill Lynch & Co., Inc., including Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC, may use this prospectus in connection with offers and sales in the secondary market of outstanding senior or subordinated debt securities referenced herein. These affiliates may act as principal or agent in those transactions. Secondary market sales made by them will be made at prices related to prevailing market prices at the time of sale.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are unsecured and are not savings accounts, deposits, or other obligations of a bank. These securities are not guaranteed by Bank of America, N.A. or any other bank, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with any other information.

We are offering to sell these securities only in jurisdictions where sales are permitted.

The date of this prospectus is March 31, 2009.

MERRILL LYNCH & CO., INC.

Merrill Lynch & Co., Inc. is a Delaware corporation that, through its subsidiaries, is one of the world’s leading capital markets, advisory and wealth management companies with offices in 40 countries and territories. In our Global Wealth Management (“GWM”) business, we had total client assets in GWM accounts of approximately $1.2 trillion at December 26, 2008. As an investment bank, we are a leading global trader and underwriter of securities and derivatives across a broad range of asset classes, and we serve as a strategic advisor to corporations, governments, institutions and individuals worldwide. In addition, as of December 26, 2008, we owned approximately half of the economic interest of BlackRock, Inc. (“BlackRock”), one of the world’s largest publicly traded investment management companies with approximately $1.3 trillion in assets under management at the end of 2008.

On September 15, 2008, we entered into an Agreement and Plan of Merger, as amended by Amendment No. 1 dated as of October 21, 2008, with Bank of America Corporation (“Bank of America”). Pursuant to the Merger Agreement, on January 1, 2009, a wholly-owned subsidiary of Bank of America merged with and into Merrill Lynch & Co., Inc., with Merrill Lynch & Co., Inc. continuing as the surviving corporation and a subsidiary of Bank of America.

Certain aspects of our business, and the business of our competitors and the financial services industry in general, are subject to stringent regulation by U.S. federal and state regulatory agencies and securities exchanges and by various non-U.S. government agencies or regulatory bodies, securities exchanges, self-regulatory organizations, and central banks, each of which has been charged with the protection of the financial markets and the interests of those participating in those markets. For a discussion of certain elements of the U.S. regulatory framework applicable to us and our subsidiaries, please refer to the section “United States Regulatory Oversight and Supervision” under the caption “Item 1. Business” in our annual report on Form 10-K for the fiscal year ended December 26, 2008, and any subsequent reports that we file with the Securities and Exchange Commission, or SEC.

Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

DESCRIPTION OF THE SECURITIES

The outstanding securities being offered by use of this prospectus consist of debt securities of Merrill Lynch & Co., Inc. previously issued and registered under the following registration statements: 333-132911; 333-122639; 333-109802; 333-105098; 333-97937; 333-83374; 333-59997; 333-52822; 333-44173; 333-38792; and 33-27512. The descriptions of the securities being offered hereby are contained in the prospectuses and supplements thereto pursuant to which such securities initially were offered that are contained in the registration statements referred to above. The disclosure information in the prospectuses and all supplements thereto constituting part of the registration statements referred to above is incorporated by reference into this prospectus, except that information contained in such prospectuses and supplements thereto that (1) constitutes a description of Merrill Lynch & Co., Inc. or (2) incorporates by reference any information contained in our current or periodic reports filed with the SEC are superseded by the information in this prospectus.

MARKET-MAKING ACTIVITIES

This prospectus may be used by affiliates of Merrill Lynch & Co., Inc., including Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC, in connection with offers and sales in the secondary market of the securities referenced on the cover page of this prospectus. Any of our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated or Banc of America Securities LLC, may act as a principal or agent in these transactions. Any affiliate that is a member of the Financial Industry Regulatory Authority, Inc. will conduct these offers and sales in compliance with the requirements of Rule 2720 of the NASD Conduct Rules regarding the offer and sale of securities of an affiliate. The transactions in the secondary market by our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC, may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Our affiliates do not have any obligation to make a market in the securities and may discontinue their market-making activities at any time without notice, in their sole discretion.

2

Merrill Lynch & Co., Inc. will not receive any proceeds from the sale of securities offered by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a website that contains reports, proxy statements and other information that we electronically file. The address of the SEC’s website is http://www.sec.gov.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with it, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”) (other than information in the documents that is deemed not to be filed):

•	Merrill Lynch & Co., Inc.’s annual report on Form 10-K for the year ended December 26, 2008; and

•	Merrill Lynch & Co., Inc.’s current reports on Form 8-K filed with the SEC on December 29, 2008; December 31, 2008; January 2, 2009; January 5, 2009; January 16, 2009; and January 20, 2009.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed (other than information in the documents that is deemed not to be filed):

•	reports filed under Section 13(a) and (c) of the Exchange Act;

•	definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meeting; and

•	any reports filed under Section 15(d) of the Exchange Act.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits not specifically incorporated by reference into the filing), at no cost, by contacting us in writing or by telephone at the following address: Mason Reeves, Assistant Secretary, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038; telephone number (212) 449-1000.

You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus and any prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates indicated in those documents.

3

EXPERTS

The consolidated financial statements and the related financial statement schedule of Merrill Lynch & Co., Inc. and subsidiaries (“Merrill Lynch”), incorporated in this Prospectus by reference from Merrill Lynch’s Annual Report on Form 10-K for the year ended December 26, 2008, and the effectiveness of Merrill Lynch’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on those financial statements, and include explanatory paragraphs regarding the changes in accounting methods in 2007 relating to the adoption of Statement of Financial Accounting Standards No. 157, “Fair Value Measurements,” Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115,” and FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109” and Merrill Lynch becoming a wholly-owned subsidiary of Bank of America Corporation on January 1, 2009, and (2) express an adverse opinion on the effectiveness of Merrill Lynch’s internal control over financial reporting because of material weaknesses). Such consolidated financial statements and the related financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The estimated expenses, other than any underwriting or broker-dealer fees, discounts and commissions, in connection with any secondary market sales of the securities are as follows:

Attorneys’ fees and expenses	$10,000
Accountants’ fees and expenses	12,000
Printing expenses	10,000
Miscellaneous	5,500

Total	$37,500

Item 15. Indemnification of Directors and Officers

Section 145(a) of the General Corporation Law of the State of Delaware, as amended (“Delaware Corporation Law”), provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, has no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in such capacity in any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Article XIII, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch & Co., Inc. (“Merrill Lynch”) provides in effect that, subject to certain limited exceptions, Merrill Lynch & Co., Inc. shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware. Article XIII, Section 2 of the Restated Certificate of Incorporation also provides that the directors and officers of Merrill Lynch have the right to be paid by Merrill Lynch expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The directors and officers of Merrill Lynch are insured under policies of insurance maintained by Merrill Lynch, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. Merrill Lynch has established trusts to fund its obligations, up to the amount of trust assets, that may arise to directors, officers and employees under the provisions of the General Corporation Law of the State of Delaware and Merrill Lynch’s Restated Certificate of Incorporation.

Item 16. Exhibits

2	Agreement and Plan of Merger, dated as of September 15, 2008, by and between Merrill Lynch & Co., Inc. (“Merrill Lynch”) and Bank of America Corporation, as amended by Amendment No. 1 dated as of October 21, 2008, incorporated by reference to Appendix A of Merrill Lynch’s Definitive Proxy Statement dated October 31, 2008 filed on Schedule 14A (File No. 1-7182) on November 3, 2008.

4(a)(i)	Senior Indenture, dated as of April 1, 1983, as amended and restated as of April 1, 1987, between Merrill Lynch and The Bank of New York Mellon,[1] as Trustee (the “1983 Senior Indenture”), and the Supplemental Indenture thereto dated as of March 15, 1990, incorporated by reference to Exhibit 4(i) to Merrill Lynch’s Annual Report on Form 10-K (File No. 1-7182) for the fiscal year ended December 31, 1999 (the “1999 10-K”).

4(a)(ii)	Sixth Supplemental Indenture to the 1983 Senior Indenture, dated as of October 25, 1993, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(ii) to the 1999 10-K.

4(a)(iii)	Twelfth Supplemental Indenture to the 1983 Senior Indenture, dated as of September 1, 1998, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated October 21, 1998.

4(a)(iv)	Fifteenth Supplemental Indenture to the 1983 Senior Indenture, dated as of October 14, 2003, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b)(ix) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-109802).

4(a)(v)	Eighteenth Supplemental Indenture to the 1983 Senior Indenture, dated as of October 21, 2004, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b)(xiv) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-122639).

4(b)(i)	Senior Indenture, dated as of October 1, 1993, between Merrill Lynch and The Bank of New York Mellon (the “1993 Senior Indenture”), incorporated by reference to Exhibit 4(iv) to Merrill Lynch’s Annual Report on Form 10-K (File No. 1-7182) for the fiscal year ended December 25, 1998 (the “1998 10-K”).

4(b)(ii)	First Supplemental Indenture to the 1993 Senior Indenture, dated as of June 1, 1998, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K dated July 2, 1998.

4(c)(i)	Form of Subordinated Indenture, dated as of December 17, 1996, between Merrill Lynch and The Bank of New York Mellon, as Trustee (the “1996 Subordinated Indenture”), incorporated by reference to Exhibit 4.7 to Amendment No. 2 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-16603).

1 As used in this section of this Registration Statement, “The Bank of New York Mellon” means The Bank of New York Mellon, a New York banking corporation and successor to the corporate trust business of The Bank of New York, JPMorgan Chase Bank, N.A., the entity formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).

4(c)(ii)	Supplemental Indenture to the 1996 Subordinated Indenture, dated as of May 16, 2006, between Merrill Lynch and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated May 16, 2006.

5.1	Opinion of McGuireWoods LLP as to legality of the securities of Merrill Lynch.

12	Computation of Ratios of Earnings to Fixed Charges, incorporated by reference to Exhibit 12 to Merrill Lynch’s Annual Report on Form 10-K (File No. 1-7182) for the fiscal year ended December 26, 2008.

23(a)	Consent of McGuireWoods LLP (included as part of Exhibit 5).

23(b)	Consent of Deloitte & Touche LLP.

24	Power of Attorney.

25(a)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the 1983 Senior Indenture.

25(b)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the 1993 Senior Indenture.

25(c)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the 1996 Subordinated Indenture.

Item 17. Undertakings

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(a)(i), (1)(a)(ii) and 1(a)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(e) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(f) that, for purposes of determining any liability under the Securities Act, each filing of an annual report of the undersigned registrant pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on March 31, 2009.

MERRILL LYNCH & CO., INC.

By:	*
Brian T. Moynihan
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer (Principal Executive Officer)	March 31, 2009
Brian T. Moynihan

*	Chief Financial Officer (Principal Financial Officer)	March 31, 2009
Neil A. Cotty

*	Chief Accounting Officer (Principal Accounting Officer)	March 31, 2009
Thomas W. Perry

*	Chairman and Director	March 31, 2009
Kenneth D. Lewis

*	Director	March 31, 2009
Joe L. Price

*	Director	March 31, 2009
Amy Woods Brinkley

*By:	/s/ TERESA M. BRENNER	March 31, 2009
Teresa M. Brenner
Attorney-in-Fact

Signature Page

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2	Agreement and Plan of Merger, dated as of September 15, 2008, by and between Merrill Lynch & Co., Inc. (“Merrill Lynch”) and Bank of America Corporation, as amended by Amendment No. 1 dated as of October 21, 2008, incorporated by reference to Appendix A of Merrill Lynch’s Definitive Proxy Statement dated October 31, 2008 filed on Schedule 14A (File No. 1-7182) on November 3, 2008.

4(a)(i)	Senior Indenture, dated as of April 1, 1983, as amended and restated as of April 1, 1987, between Merrill Lynch and The Bank of New York Mellon,[1] as Trustee (the “1983 Senior Indenture”), and the Supplemental Indenture thereto dated as of March 15, 1990, incorporated by reference to Exhibit 4(i) to Merrill Lynch’s Annual Report on Form 10-K (File No. 1-7182) for the fiscal year ended December 31, 1999 (the “1999 10-K”).

4(a)(ii)	Sixth Supplemental Indenture to the 1983 Senior Indenture, dated as of October 25, 1993, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(ii) to the 1999 10-K.

4(a)(iii)	Twelfth Supplemental Indenture to the 1983 Senior Indenture, dated as of September 1, 1998, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated October 21, 1998.

4(a)(iv)	Fifteenth Supplemental Indenture to the 1983 Senior Indenture, dated as of October 14, 2003, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b)(ix) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-109802).

4(a)(v)	Eighteenth Supplemental Indenture to the 1983 Senior Indenture, dated as of October 21, 2004, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b)(xiv) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-122639).

4(b)(i)	Senior Indenture, dated as of October 1, 1993, between Merrill Lynch and The Bank of New York Mellon (the “1993 Senior Indenture”), incorporated by reference to Exhibit 4(iv) to Merrill Lynch’s Annual Report on Form 10-K (File No. 1-7182) for the fiscal year ended December 25, 1998 (the “1998 10-K”).

4(b)(ii)	First Supplemental Indenture to the 1993 Senior Indenture, dated as of June 1, 1998, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K dated July 2, 1998.

4(c)(i)	Form of Subordinated Indenture, dated as of December 17, 1996, between Merrill Lynch and The Bank of New York Mellon, as Trustee (the “1996 Subordinated Indenture”), incorporated by reference to Exhibit 4.7 to Amendment No. 2 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-16603).

1 As used in this section of this Registration Statement, “The Bank of New York Mellon” means The Bank of New York Mellon, a New York banking corporation and successor to the corporate trust business of The Bank of New York, JPMorgan Chase Bank, N.A., the entity formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).

Exhibit No.	Description of Exhibit
4(c)(ii)	Supplemental Indenture to the 1996 Subordinated Indenture, dated as of May 16, 2006, between Merrill Lynch and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated May 16, 2006.

5.1	Opinion of McGuireWoods LLP as to legality of the securities of Merrill Lynch.

12	Computation of Ratios of Earnings to Fixed Charges, incorporated by reference to Exhibit 12 to Merrill Lynch’s Annual Report on Form 10-K (File No. 1-7182) for the fiscal year ended December 26, 2008.

23(a)	Consent of McGuireWoods LLP (included as part of Exhibit 5).

23(b)	Consent of Deloitte & Touche LLP.

24	Power of Attorney.

25(a)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the 1983 Senior Indenture.

25(b)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the 1993 Senior Indenture.

25(c)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the 1996 Subordinated Indenture.